CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement No. 333-126714 on Form S-8 of our report dated March 6, 2006, relating to the consolidated financial statements and financial statement schedules of Cincinnati Financial Corporation and to management's report on the effectiveness of internal control over financial reporting, appearing in the Annual Report on Form 10-K of Cincinnati Financial Corporation for the year ended December 31, 2005.

/S/ Deloitte & Touche LLP

Cincinnati, Ohio
August 15, 2006